EXHIBIT (a)(1)(v)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Class A Common Stock

of

CALAMOS ASSET MANAGEMENT, INC.

at

$8.25 NET PER SHARE

Pursuant to the Offer to Purchase dated January 18, 2017

by

CPCM ACQUISITION, INC.

a wholly owned subsidiary of

CALAMOS PARTNERS LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 15, 2017, UNLESS THE OFFER IS EXTENDED.

January 18, 2017

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated January 18, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), relating to the offer by CPCM Acquisition, Inc., a Delaware corporation (the “Offeror”) and a wholly owned subsidiary of Calamos Partners LLC, a Delaware limited liability company (“Parent”), to purchase all of the issued and outstanding shares of Class A common stock, par value $0.01 per share (the “Shares”), of Calamos Asset Management, Inc., a Delaware corporation (the “Company”), at a price of $8.25 per Share, net to the holder thereof in cash (the “Offer Price”), without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9. As set forth in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9, the Board of the Directors of the Company (the “Company Board”) (upon the recommendation of a special committee consisting of the independent and disinterested members of the Company Board (the “Special Committee”)), has: (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Offer and the Merger; (ii) determined that the Offer and the Merger are fair to, and in the best interests of, the Company and its stockholders (other than the Affiliated Stockholders, as defined in the Offer to Purchase); and (iii) resolved to recommend that the holders of the Shares tender their Shares pursuant to the Offer.

THE COMPANY BOARD, UPON THE RECOMMENDATION OF THE SPECIAL

COMMITTEE, UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR

SHARES INTO THE OFFER.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.    The Offer Price is $8.25 per Share, net to the holder thereof in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

2.    The Offer is being made for all issued and outstanding Shares.

3.    The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of January 10, 2017, by and among the Company, Parent and the Offeror (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, after completion of the Offer and the satisfaction or waiver of certain conditions set forth therein, the Offeror has agreed to merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares irrevocably accepted for purchase in the Offer, held in the treasury of the Company, or held at the commencement of the Offer by the Offeror, any person that owns, directly or indirectly, all of the outstanding stock of the Offer, or any direct or indirect wholly owned subsidiary of any such person and other than Shares as to which stockholders of the Company properly make a demand for appraisal rights and do not thereafter fail to perfect, effectively withdraw or otherwise lose such appraisal rights, in each case in accordance with Section 262 of the Delaware General Corporation Law) will, by virtue of the Merger, and without action by the holder thereof, be automatically converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any required tax withholding, payable to the holder thereof upon surrender of the certificate formerly representing, or book-entry transfer of, such Share, together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions (as defined in the Offer to Purchase), a manually executed facsimile thereof), in accordance with the procedures set forth in the Offer to Purchase and the Letter of Transmittal.

4.    The Company Board, upon the recommendation of the Special Committee, has: (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Offer and the Merger; (ii) determined that the Offer and the Merger are fair to, and in the best interests of, the Company and its stockholders (other than the Affiliated Stockholders); and (iii) resolved to recommend that the holders of the Shares tender their Shares pursuant to the Offer.

5.    The Offer is not subject to any financing condition. However, following March 31, 2017, the Offeror will not be required to consummate the Offer and the Merger unless either the financing commitment available to Parent has been extended or substituted or the failure to obtain such extension or substitution is the result of a breach by Parent or the Offeror under the Merger Agreement. The obligation of Offeror to accept for payment and pay for Shares validly tendered (and not effectively withdrawn) pursuant to the Offer is subject to the conditions set forth in “The Offer—Section 12—Conditions of the Offer” of the Offer to Purchase (collectively, the “Offer Conditions”). See “The Offer—Section 12—Conditions of the Offer” of the Offer to Purchase.

6.    The Offer will expire at 5:00 P.M., New York City time, on February 15, 2017, unless the Offer is extended by the Offeror. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after March 18, 2017, pursuant to SEC (as defined in the Offer to Purchase) regulations.

7.    Any transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

Instruction Form with respect to the

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Class A Common Stock

of

CALAMOS ASSET MANAGEMENT, INC.

at

$8.25 NET PER SHARE

Pursuant to the Offer to Purchase dated January 18, 2017

by

CPCM ACQUISITION, INC.

a wholly owned subsidiary of

CALAMOS PARTNERS LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 18, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), relating to the offer by CPCM Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Calamos Partners LLC, a Delaware limited liability company, to purchase all of the issued and outstanding shares of Class A common stock, par value $0.01 per share (the “Shares”), of Calamos Asset Management, Inc., a Delaware corporation, at a price of $8.25 per Share, net to the holder thereof in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by the Offeror in its sole discretion.

Account Number:	Number of Shares to Be Tendered*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:
SIGN BELOW

Signature(s)

Please Type or Print Name(s)

Please Type or Print Address(es) Here

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

Please return this form to the broker, dealer, commercial bank, trust company or other nominee maintaining your account.